UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2006
LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in their charters)

Delaware	0-30242	72-1449411
Delaware	1-12407	72-1205791
(States or other jurisdictions	(Commission File	(IRS Employer
of incorporation)	Numbers)	Identification Nos.)
5551 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 8, 2006, an indirect wholly-owned subsidiary of Lamar Advertising Company, (the “Borrower”) entered into a Series A Incremental Loan Agreement (the “Incremental Loan Agreement”) with Lamar Media Corp., the Subsidiary Guarantors (as defined below), JPMorgan Chase Bank, N.A., Wachovia Bank, National Association, SunTrust Bank, Inc., BNP Paribas, and Calyon New York Branch (collectively, the “Series A Incremental Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent for the Series A Incremental Lenders (“JPMorgan”). The Borrower, the Subsidiary Guarantors, the Series A Incremental Lenders and JPMorgan are parties to the Credit Agreement by and among Lamar Media Corp., the Subsidiary Guarantors named therein, the Subsidiary Borrower named therein, the Lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent dated as of September 30, 2005 (the “Credit Agreement”), which was filed with the Securities Exchange Commission by both Lamar Advertising Company and Lamar Media Corp. on a Current Report on Form 8-K that was dated and filed on September 30, 2005.
Pursuant to the Credit Agreement, which includes an uncommitted $500 million incremental loan facility, Lamar Media Corp. has the ability to designate a wholly owned subsidiary as a subsidiary borrower under the incremental loan facility that can borrow up to $50 million of the incremental facility on or before March 31, 2006. The Incremental Loan Agreement designates the Borrower as the “Subsidiary Borrower” under the Credit Agreement and provides for loan commitments by the Series A Incremental Lenders of $37 million in aggregate principal amount of Incremental Loans in a single series of term loans to be designated the “Series A Incremental Loans.” In connection with the execution of the Incremental Loan Agreement, the uncommitted incremental loan facility in the Credit Agreement was reduced by the amount of the Series A Incremental Loans to $463 million. The Borrower has not received any funds under the Series A Incremental Loans as of the date hereof.
Reductions in commitments; amortization
Any outstanding Series A Incremental Loans will begin amortizing in quarterly installments paid on each December 31, March 31, June 30 and September 30 as follows:

Principal Payment Date	Principal Amount

December 31, 2007— September 30, 2009	$462,500
December 31, 2009— September 30, 2011	$1,387,500
December 31, 2011— September 30, 2012	$5,550,000

The Series A Incremental Loans will mature September 30, 2012.

Interest
Interest on borrowings under the Incremental Loan Agreement is calculated, at the Borrower’s option, at a base rate equal to either of the following plus the applicable spread above such base rate:
     • with respect to base rate borrowings, the “Adjusted Base Rate” which is equal to the higher of: the rate publicly announced by JPMorgan Chase Bank, N.A. as its prime lending rate and the applicable federal funds rate, plus 0.5%; or
     • with respect to eurodollar rate borrowings, the rate at which eurodollar deposits for one, two, three or six months (as selected by us), or nine or twelve months with the consent of the lenders, are quoted on the Dow Jones Telerate Screen multiplied by the statutory reserve rate (determined based on maximum reserve percentages established by the Board of Governors of the Federal Reserve System of the United States of America).
The spread applicable to borrowings under the Incremental Loan Agreement is determined by reference to our trailing leverage ratio as follows.

	Base Rate Series A	Eurodollar Series A
Range of Total Debt Ratio	Incremental Loans	Incremental Loans

Greater than or equal to 5.00 to 1	0.250%	1.250%

Less than 5.00 to 1 and greater than or equal to 3.00 to 1	0.000%	1.000%

Less than 3.00 to 1 and greater than or equal to 2.50 to 1	0.000%	0.875%

Less than 2.50	0.000%	0.750%
The Subsidiary Guarantors consist of the following entities: Interstate Logos, L.L.C., The Lamar Company, L.L.C., Lamar Central Outdoor, LLC, Lamar Advertising Southwest, Inc., Lamar Oklahoma Holding Company, Inc., Lamar DOA Tennessee Holdings, Inc., Lamar Obie Corporation, Missouri Logos, LLC, Kentucky Logos, LLC, Oklahoma Logos, L.L.C., Mississippi Logos, L.LC., Delaware Logos, L.L.C., New Jersey Logos, L.L.C., Georgia Logos, L.L.C., Virginia Logos, LLC, Maine Logos, L.L.C., Washington Logos, L.L.C., Nebraska Logos, Inc., Ohio Logos, Inc., Utah Logos, Inc., South Carolina Logos, Inc., Minnesota Logos, Inc., Michigan Logos, Inc., Florida Logos, Inc., Nevada Logos, Inc., Tennessee Logos, Inc., Kansas Logos, Inc., Colorado Logos, Inc., New Mexico Logos, Inc., Texas Logos, L.P., Lamar Advertising of Colorado Springs, Inc., Lamar Texas General Partner, Inc., TLC Properties, Inc., TLC Properties II, Inc., Lamar Pensacola Transit, Inc., Lamar Advertising of Youngstown, Inc., Lamar Advertising of Michigan, Inc., Lamar Electrical, Inc., American Signs, Inc., Lamar OCI

North Corporation, Lamar OCI South Corporation, Lamar Advertising of Kentucky, Inc., Lamar Florida, Inc., Lamar Advan, Inc., Lamar Advertising of South Dakota, Inc., Lamar Ohio Outdoor Holding Corp., Outdoor Marketing Systems, Inc., Lamar Advertising of Penn, LLC, Lamar Advertising of Louisiana, L.L.C., Lamar Tennessee, L.L.C., LC Billboard, L.L.C., Lamar Air, L.L.C., Advantage Advertising, LLC, Lamar Texas Limited Partnership, TLC Properties, L.L.C., TLC Farms, L.L.C., Lamar T.T.R., L.L.C., Outdoor Marketing Systems, L.L.C., Lamar Advantage Holding Company, Premere Outdoor, Inc., Ham Development Corporation, 10 Outdoor Advertising, Inc., Lamar California Acquisition Corporation, Outdoor Promotions West, LLC, Triumph Outdoor Rhode Island, LLC, Triumph Outdoor Holdings, LLC, Lamar Advantage GP Company, LLC, Lamar Advantage LP Company, LLC, Stokely Ad Agency, L.L.C., Lamar Advantage Outdoor Company, L.P., Lamar Benches, Inc., Lamar I-40 West, Inc., Lamar Advertising of Oklahoma, Inc., Lamar DOA Tennessee, Inc., Select Media, Inc., O.B. Walls, Inc., and Obie Billboard, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: February 13, 2006	LAMAR ADVERTISING COMPANY
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

LAMAR MEDIA CORP.
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer